      CONTACTS: Media Inquiries
               Lin Cummins
               (248) 435-7112
     linda.cummins@arvinmeritor.com

               Investor Inquiries
               Brett Penzkofer

               (248) 435-9426

     brett.penzkofer@arvinmeritor.com

ArvinMeritor Reports Fourth-Quarter and Fiscal Year 2009 Results

Sees Improving Conditions in Global Markets

TROY, Mich. (Nov. 10, 2009) — ArvinMeritor, Inc. (NYSE: ARM) today reported financial results for its fourth quarter and full fiscal year ended Sept. 30, 2009.

Fourth-Quarter Highlights

•	Fourth-quarter sales were $984 million, approximately a four percent increase from the third quarter of fiscal year 2009; down from $1.5 billion in the fourth quarter of fiscal year 2008.
•

On a GAAP basis, loss from continuing operations was $49 million for the fourth quarter, or a loss of $ 0.68 per diluted share, compared to a loss from continuing operations of $160 million, or $2.22 per diluted share, in the same period last year.

•	Fourth-quarter EBITDA from continuing operations, before special items, was $40 million, approximately a 43-percent increase from the third quarter of fiscal year 2009, down from $87 million in the fourth quarter of fiscal year 2008.
•	Cash flow from operations was $46 million compared to $157 million in the same period last year.
•	Free cash flow (cash flow from operations, net of capital expenditures) was $22 million in the fourth quarte r compared to free cash flow of $103 million in the fourth quarter of fiscal year 2008.
•	Complied with all debt covenants.
•	Entered into new two-year U.S. Receivables Securitization Agreement.

Fourth-Quarter Results 2009

“We are proud of our performance in the fourth quarter and the 2009 fiscal year,” said Chairman, CEO and President Chip McClure. “Our team has not only generated positive free cash flow for two consecutive quarters, we’ve also reported cost savings in our commercial vehicle businesses of $195 million, complied with all debt covenants, and completed various other actions that we believe will strengthen the company as we benefit from improving conditions in global markets – particularly in China, India and Brazil,” said McClure.

For the fourth quarter of fiscal year 2009, ArvinMeritor posted sales of $984 million, down thirty-six percent from the same period last year. This decrease in sales was primarily due to continued weakness in the global markets. As compared to the third quarter of fiscal year 2009, sales in the fourth quarter increased four percent as markets began to show signs of a recovery.

EBITDA from continuing operations (which excludes the wheels business), before special items, was $40 million, compared to $87 million in the fourth quarter of fiscal year 2008. EBITDA from continuing operations, before special items, increased 43 percent in the fourth quarter of fiscal year 2009 from the third quarter of fiscal year 2009. EBITDA margin from continuing operations, before special items, was 4.1 percent in the fourth quarter, down from 5.7 percent in the same period last year.

Loss from continuing operations, on a GAAP basis, was $49 million or $0.68 per diluted share, compared to a loss from continuing operations of $160 million or $2.22 per diluted share in the prior year.

     Loss from continuing operations during the fourth quarter of fiscal year 2009, before special items, was $20 million, or $0.28 per diluted share, compared to income from continuing operations, before special items, of $26 million, or $0.35 per diluted share, a year ago. The loss from continuing operations, before special items, was driven by incremental tax expenses during the quarter due to the inability to recognize the tax benefit of losses in certain countries.

     Free cash flow was $22 million in the fourth quarter compared to free cash flow of $103 million in the fourth quarter of fiscal year 2008. The company had $95 million in cash balances and an unutilized commitment of $611 million under its revolving credit facility as of Sept. 30, 2009.

Fiscal Year 2009 Results

•	Sales from continuing operations for fiscal year 2009 were $4.1 billion, down 36 percent from fiscal year 2008.
•	On a GAAP basis, net loss was $1,212 million or a loss of $16.72 per diluted share in fiscal year 2009.
•	On a GAAP basis, loss per diluted share from continuing operations was $14.86 in fiscal year 2009, compared to a loss of $ 1.60 per diluted share in fiscal year 2008.
•	Loss per share from continuing operations, before special items, was $1.32 per diluted share in fiscal year 2009, compared to income from continuing operations, before special items, of $1.11 per diluted share in fiscal year 2008.
•	Free cash outflow (cash outflow from operations, net of capital expenditures) of $429 million for the full fiscal year .

“Our team remained focused and delivered on our 2009 priorities, while simultaneously managing the company through a global recession that affected all of our segments and customers worldwide,” said McClure. “As we transform into a commercial vehicle and industrial company, we believe the results we demonstrated in each of these areas will make ArvinMeritor a leaner, more efficient organization well-positioned for future growth.”

•

Accelerate restructuring and other cost reductions
Achieved cost savings of $195 million in our core businesses for fiscal year 2009 due to swift and preemptive actions including workforce and temporary salary reductions; selective reductions in capital spending; extended manufacturing shutdowns; elimination of training programs; suspension of the quarterly dividend and elimination of all non-critical discretionary spending. The company also announced the closure of its Carrollton, Ky. assembly, machining and casting operation and the Tilbury, Ontario, Canada braking systems facility.

•

Continue operational performance improvements
Further implemented production system methodology; optimized manufacturing footprint; lowered inventory; strategically focused capital spending on core processes to lessen dependency on layered capacity; and maintained focus on direct material optimization activities – with more than 900 of approximately 1,700 initiatives implemented.

•

Complete LVS separation
Completed the sale of the company’s entire ownership interest in Gabriel de Venezuela and Meritor Suspension Systems Company (finalized in October 2009) joint ventures; and sold both the Wheels business and Gabriel Ride Control Products North America, thus reducing the company’s overall light vehicle business to 25 percent of total sales at the conclusion of fiscal year 2009.

•

Continue to grow high-margin segments
Working with Lockheed Martin Systems Integration and BAE Systems U.S. Combat Systems on a technology demonstrator contract for the Joint Light Tactical Vehicle (JLTV) program; began production of Navistar MXT for British Ministry of Defense; added two key product families to expanding a ftermarket portfolio for commercial vehicles including remanufactured Allison automatic transmissions and all-makes power steering gears and pumps.

•

Innovate and strengthen technology
Introduced MXL greaseable drivelines for linehaul customers; launched PlatinumShield™ coating for both aftermarket and OE brake applications; completed internal integration of smart systems™ technology to further incorporate controls and electronics into the commercial vehicle advanced engineering group; opened technical center in Bangalore, India; preparing to launch MT-14X tandem axle in North America in 2010.

Business Segments

     ArvinMeritor has revised its reporting segments following the recent divestitures of several light vehicle businesses. For continuing operations, the company will now report results as defined within Commercial Truck, Industrial, Aftermarket & Trailer and Light Vehicle Systems. Of these four segments, Commercial Truck, Industrial, and Aftermarket & Trailer are considered core to ArvinMeritor.

•

Commercial Truck
Supplies drivetrain systems and components, including axles, drivelines, braking and suspension systems, primarily for medium and heavy duty trucks in North America, South America and Europe.

•

Industrial
Supplies drivetrain systems including axles, brakes, drivelines and suspensions for off-highway, military, construction, bus and coach, fire and emergency, and other industrial applications.  This segment also includes the company’s business in Asia Pacific, including all on- and off-highway activities.

•

Aftermarket & Trailer
Supplies axles, brakes, suspension parts and other replacement and remanufactured parts, including transmissions, to commercial vehicle aftermarket customers. Also supplies a wide variety of undercarriage products and systems for trailer applications.

•	Light Vehicle Systems Supplies primarily roof and door systems for passenger cars to original equipment manufacturers; also includes company’s remaining Chassis operations.

2010 Priorities

     ArvinMeritor has defined six key priorities for fiscal year 2010. The company believes it is imperative to execute well in each of these areas and has developed specific action plans to achieve strong results.

•	Remain focused on rigorous cost management to realize improved operating leverage.
•	Continue transformation to focus the company on global commercial vehicle and industrial markets.
•	Successfully execute as global markets recover.
•	Drive innovation – accelerating new products and advanced fuel efficient technologies.
•	Maintain focus on sustainable profitable growth.
•	Continued focus on balance sheet management.

Outlook for 2010

The company’s financial guidance for the first quarter of fiscal year 2010 is for expected results from continuing operations, which includes all four of ArvinMeritor’s current segments. For the first quarter of fiscal year 2010 (compared to the fourth fiscal quarter of 2009), the company anticipates:

•	Revenue to be higher.
•	EBITDA, before special items, to be higher.
•	Income before taxes, before special items, to be higher.

          In addition, on an absolute basis, the company anticipates:

•	Free cash flow, before factoring and restructuring, to be slightly negative.
•	Free cash flow to be around breakeven.

          For fiscal year 2010, ArvinMeritor expects to report results in the following ranges for capital expenditures, interest expense, cash income taxes and income tax expense.

•	Capital expenditures in the range of $90 million to $110 million.
•	Interest expense to be in the range of $95 million to $110 million.
•	Cash income taxes to be in the range of $25 million to $50 million.
•	Income tax expense, before special items, to be in the range of $40 million to $60 million.

          “With the steps we have taken to manage costs – in addition to our efforts to secure new multi-year contracts, develop advanced solutions for our customers, and focus talent and resources on strategic segments of our business – we believe we are on track to benefit from future recoveries in the global markets,” said McClure.

Fourth-Quarter and Fiscal Year 2009 Results Conference Call

ArvinMeritor will host a telephone conference call and Web cast to discuss the company’s full-year and fourth-quarter results for fiscal year 2009 on Tuesday, Nov. 10, 2009, at 9 a.m. (ET).

To participate, call (617) 213-4837 ten minutes prior to the start of the call.  Please reference participant pass code 85768695 when dialing in. Investors can also listen to the conference call in real time — or the recorded version for 90 days afterward— by visiting www.arvinmeritor.com.

A replay of the call will be available from Noon on Nov. 10, to 11:59 p.m. Nov. 17, 2009, by calling (888) 286-8010 (within the United States) or (617) 801-6888 for international calls.  Please refer to replay pass code number 45056962.

The company’s fourth-quarter and full-year financial results will be released prior to the conference call and Web cast. The news release will be issued through PR Newswire and First Call, and will be available on the company’s Web site.

To access the listen-only audio Web cast, visit the ArvinMeritor Web site at www.arvinmeritor.com and select the Web cast link from the home page or the investor page.

About ArvinMeritor

ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to original equipment manufacturers and the aftermarket for the transportation and industrial sectors. The company marks its centennial anniversary in 2009, celebrating a long history of 'forward thinking.' The company serves commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, and light vehicle manufacturers. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For important information about the company, visit ArvinMeritor’s Web site at http://www.arvinmeritor.com.

Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. There are risks and uncertainties relating to the company’s announced plans to divest the Body Systems business of LVS and any of the strategic options under which to pursue such divestiture. In the case of any sale of all or a portion of the business, these risks and uncertainties include the timing and certainty of completion of any sale, the terms upon which any purchase and sale agreement may be entered into (including potential substantial costs) and whether closing conditions (some of which may not be within the company’s control) will be met. In the case of any shut down of portions of the business, these risks and uncertainties include the amount of substantial severance and other payments as well as the length of time we will continue to have to operate the business, which is likely to be longer than in a sale scenario. There is also a risk of loss of customers of this business due to the uncertainty as to the future of this business. In addition, actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions, including the recent global economic crisis; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); whether our liquidity will be affected by declining vehicle production volumes in the future; availability and sharply rising cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; the ability to achieve anticipated or continued cost savings from reduction actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability and warranty and recall claims; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the company has provided information regarding income or loss from continuing operations, diluted earnings per share and operating income before special items, which are non-GAAP financial measures. These non-GAAP measures are defined as reported income or loss from continuing operations, reported diluted earnings or loss per share, and operating income or loss plus or minus special items. Other non-GAAP financial measures include “EBITDA,” and “free cash flow.” EBITDA is defined as income or loss from continuing operations before interest, income taxes, depreciation and amortization and loss on sale of receivables. We use EBITDA as the primary basis to evaluate the performance of each of our reportable segments. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, management believes that EBITDA is a meaningful measure of performance as it is commonly utilized by management and the investment community to analyze operating performance and entity valuation; and free cash flow is useful in analyzing the company’s ability to service and repay its debt. Further, management uses these non-GAAP measures for planning and forecasting in future periods.

These non-GAAP measures should not be considered a substitute for the reported results prepared in accordance with GAAP. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. Free cash flow should not be considered a substitute for cash provided by operating activities, or other cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt or cash received from the divestitures of businesses or sales of other assets and thus does not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

Set forth on the following pages are reconciliations of these non-GAAP financial measures, if applicable, to the most directly comparable financial measures calculated and presented in accordance with GAAP.

ARVINMERITOR, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)
(In millions, except per share amounts)

	Quarter Ended		Twelve Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Sales	$984	$1,531	$4,108	$6,390
Cost of sales	(901)	(1,389)	(3,804)	(5,828)
GROSS MARGIN	83	142	304	562
Selling, general and administrative	(67)	(110)	(290)	(415)
Restructuring costs	(4)	—	(80)	(9)
Asset impairments	—	—	(223)	—
Other expense, net	—	(2)	(1)	(3)
OPERATING INCOME (LOSS)	12	30	(290)	135
Equity in earnings of affiliates	7	9	15	38
Interest expense, net	(21)	(16)	(86)	(80)
INCOME (LOSS) BEFORE INCOME TAXES	(2)	23	(361)	93
Provision for income taxes	(43)	(182)	(707)	(197)
Minority interests	(4)	(1)	(9)	(11)
LOSS FROM CONTINUING OPERATIONS	(49)	(160)	(1,077)	(115)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	37	7	(135)	14
NET LOSS	$(12)	$(153)	$(1,212)	$(101)

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$(0.68)	$(2.22)	$(14.86)	$(1.60)
Discontinued operations	0.51	0.10	(1.86)	0.20
Diluted loss per share	$(0.17)	$(2.12)	$(16.72)	$(1.40)

Diluted average common shares outstanding	72.7	72.2	72.5	72.1

ARVINMERITOR, INC.

CONSOLIDATED BALANCE SHEET

(Unaudited, In millions)

	September 30,	September 30,
	2009	2008
ASSETS:
Cash and cash equivalents	$95	$497
Receivables, trade and other, net	694	1,114
Inventories	374	623
Other current assets	97	218
Assets of discontinued operations	56	—
Net property	445	775
Goodwill	438	522
Other assets	309	925
TOTAL ASSETS	$2,508	$4,674

LIABILITIES AND SHAREOWNERS’ EQUITY (DEFICIT)
Short-term debt	$97	$240
Accounts payable	674	1,287
Other current liabilities	411	610
Liabilities of discontinued operations	107	—
Long-term debt	1,080	1,063
Retirement benefits	1,077	690
Other liabilities	310	247
Minority interests	29	75
Shareowners' equity (deficit)	(1,277)	462
TOTAL LIABILITIES AND SHAREOWNERS’ EQUITY (DEFICIT)	$2,508	$4,674

ARVINMERITOR, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, In millions)

	Twelve Months Ended September 30,
	2009	2008
OPERATING ACTIVITIES
Loss from continuing operations	$(1,077)	$(115)
Adjustments to loss from continuing operations:
Depreciation and amortization	81	120
Asset impairment charges	223	—
Deferred income tax expense	679	103
Restructuring costs, net of payments	27	(27)
Pension and retiree medical expense	74	99
Other adjustments to loss from continuing operations, net	30	3
Pension and retiree medical contributions	(100)	(77)
Proceeds from terminations of interest rate swaps	—	28
Changes in off-balance sheet receivable securitization and factoring	(275)	120
Changes in assets and liabilities	59	(74)
Cash flows provided by (used for) continuing operations	(279)	180
Cash flows used for discontinued operations, net	(16)	(17)
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	(295)	163
INVESTING ACTIVITIES
Capital expenditures	(111)	(138)
Acquisitions of businesses and investments, net of cash acquired	—	(60)
Other investing activities	10	14
Net investing cash flows provided by discontinued operations	115	24
CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	14	(160)
FINANCING ACTIVITIES
Borrowings (payments) on prior accounts receivable securitization program	(111)	111
Borrowings on new accounts receivable securitization program	83	—
Borrowings on revolving credit facility, net	28	—
Repayment of notes	(83)	(5)
Borrowings (payments) on lines of credit and other, net	(9)	13
Net change in debt	(92)	119
Debt issuance and extinguishment costs	—	(6)
Cash dividends	(8)	(29)
Net financing cash flows provided by (used for) discontinued operations	(6)	13
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	(106)	97
EFFECT OF CHANGES IN FOREIGN CURRENCY EXCHANGE
RATES ON CASH AND CASH EQUIVALENTS	(15)	(12)
CHANGE IN CASH AND CASH EQUIVALENTS	(402)	88
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	497	409
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$95	$497

ARVINMERITOR, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION

(Unaudited, In millions)

	Quarter Ended		Twelve Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Sales:
Commercial Truck	$325	$690	$1,566	$2,922
Industrial	220	290	888	1,117
Aftermarket & Trailer	219	307	954	1,183
Light Vehicle Systems	288	340	1,034	1,571
Intersegment Sales	(68)	(96)	(334)	(403)
Total sales	$984	$1,531	$4,108	$6,390
EBITDA:
Commercial Truck	$(2)	$28	$(98)	$117
Industrial	24	36	124	128
Aftermarket & Trailer	17	34	88	110
Light Vehicle Systems	2	4	(281)	5
Total Segment EBITDA	41	102	(167)	360
Unallocated Corporate Costs	(5)	(26)	(29)	(56)
Total EBITDA	36	76	(196)	304
Loss on Sale of Receivables	—	(7)	(7)	(22)
Depreciation and Amortization	(21)	(31)	(81)	(120)
Interest Expense, Net	(21)	(16)	(86)	(80)
Provision for Income Taxes	(43)	(182)	(707)	(197)
Loss from Continuing Operations	$(49)	$(160)	$(1,077)	$(115)

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION – RECONCILIATION
Non-GAAP

(Unaudited)
(In millions, except per share amounts)

				Q4 FY 09
	Q4 FY 09		Income Tax	Before
	Reported	Restructuring	Charges	Special Items
Sales	$984	$—	$—	$984
Gross Margin	83	—	—	83
Operating Income	12	4	—	16
Loss from Continuing Operations	(49)	4	25	(20)
Diluted Loss Per Share – Continuing Operations	$(0.68)	$0.06	$0.34	$(0.28)

Segment EBITDA:
Commercial Truck	$(2)	$3	$—	$1
Industrial	24	—	—	24
Aftermarket & Trailer	17	1	—	18
Light Vehicle Systems	2	(2)	—	—
Total Segment EBITDA	$41	$2	$—	$43

Segment EBITDA Margins
Commercial Truck	(0.6)%			0.3%
Industrial	10.9%			10.9%
Aftermarket & Trailer	7.8%			8.2%
Light Vehicle Systems	0.7%			0.0%
Total Segment EBITDA Margins	4.2%			4.4%

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION – RECONCILIATION
Non-GAAP

(Unaudited)
(In millions, except per share amounts)

			LVS	Non-cash		Q4 FY 08
	Q4 FY 08		Separation	Income Tax	Tax Rate	Before
	Reported	Restructuring	Costs	Charges	Impact	Special Items
Sales	$1,531	$—	$—	$—	$—	$1,531
Gross Margin	142	—	—	—	—	142
Operating Income	30	—	11	—	—	41
Income from Continuing Operations	(160)	—	11	183	(8)	26
Diluted Income (Loss) Per Share – Continuing Operations	$(2.22)	$—	$0.15	$2.53	$(0.11)	$0.35

Segment EBITDA:
Commercial Truck	$28	$(1)	$—	$—	$—	$27
Industrial	36	—	—	—	—	36
Aftermarket & Trailer	34	—	—	—	—	34
Light Vehicle Systems	4	1	—	—	—	5
Total Segment EBITDA	$102	$—	$—	$—	$—	$102

Segment EBITDA Margins
Commercial Truck	4.1%					3.9%
Industrial	12.4%					12.4%
Aftermarket & Trailer	11.1%					11.1%
Light Vehicle Systems	1.2%					1.5%
Total Segment EBITDA Margins	6.7%					6.7%

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION – RECONCILIATION
Non-GAAP

(Unaudited)
(In millions, except per share amounts)

						YTD
	YTD		LVS			FY 09
	FY 09		Separation		Income Tax	Before
	Reported	Restructuring	Costs	Impairments	Charges	Special Items
Sales	$4,108	$—	$—	$—	$—	$4,108
Gross Margin	304	—	—	—	—	304
Operating Income (Loss)	(290)	80	9	223	—	22
Loss from Continuing Operations	(1,077)	68	9	216	688	(96)
Diluted Loss Per Share – Continuing Operations	$(14.86)	$0.94	$0.13	$2.98	$9.49	$(1.32)

Segment EBITDA:
Commercial Truck	$(98)	$52	$—	$8	$—	$(38)
Industrial	124	2	—	—	—	126
Aftermarket & Trailer	88	1	—	—	—	89
Light Vehicle Systems	(281)	19	—	209	—	(53)
Total Segment EBITDA	$(167)	$74	$—	$217	$—	$124

Segment EBITDA Margins
Commercial Truck	(6.3)%					(2.4)%
Industrial	14.0%					14.2%
Aftermarket & Trailer	9.2%					9.3%
Light Vehicle Systems	(27.2)%					(5.1)%
Total Segment EBITDA Margins	(4.1)%					3.0%

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION – RECONCILIATION
Non-GAAP

(Unaudited)
(In millions, except per share amounts)

			LVS	Non-cash		Q4 FY 08
	YTD FY 08		Separation	Income Tax	Tax Rate	Before
	Reported	Restructuring	Costs	Charges	Impact	Special Items
Sales	$6,390	$—	$—	$—	$—	$6,390
Gross Margin	562	—	—	—	—	562
Operating Income	135	9	17	—	—	161
Income (Loss) from Continuing Operations	(115)	6	17	183	(10)	81
Diluted Income (Loss) Per Share – Continuing Operations	$(1.60)	$0.08	$0.23	$2.54	$(0.14)	$1.11

Segment EBITDA:
Commercial Truck	$117	$(1)	$—	$—	$—	$116
Industrial	128	—	—	—	—	128
Aftermarket & Trailer	110	—	—	—	—	110
Light Vehicle Systems	5	10	—	—	—	15
Total Segment EBITDA	$360	$9	$—	$—	$—	$369

Segment EBITDA Margins
Commercial Truck	4.0%					4.0%
Industrial	11.5%					11.5%
Aftermarket & Trailer	9.3%					9.3%
Light Vehicle Systems	0.3%					1.0%
Total Segment EBITDA Margins	5.6%					5.8%

ARVINMERITOR, INC.

EBITDA BEFORE SPECIAL ITEMS RECONCILIATION
Non-GAAP

(Unaudited, in millions)

	Quarter Ended September 30,
	2009	2008

Total EBITDA - Before Special Items	$40	$87
Restructuring Costs, net of minority nterests	(4)	—
LVS Separation Costs	—	(11)
Loss on Sale of Receivables	—	(7)
Depreciation and Amortization	(21)	(31)
Interest Expense, Net	(21)	(16)
Provision for Income Taxes	(43)	(182)
Loss From Continuing Operations	$(49)	$(160)

ARVINMERITOR, INC.

FREE CASH FLOW - RECONCILIATION
Non-GAAP

(Unaudited, in millions)

	Quarter Ended		Twelve Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Cash flows provided by (used for) continuing operations	$27	$127	$(279)	$180
Capital expenditures – continuing operations	(17)	(48)	(111)	(138)
Free cash flows provided by (used for) continuing operations	10	79	(390)	42

Cash flows provided by (used for) discontinued operations	19	30	(16)	(17)
Capital expenditures – discontinued operations	(7)	(6)	(23)	(34)
Cash flows provided by (used for) discontinued operations	12	24	(39)	(51)

Free cash flow – full company	$22	$103	$(429)	$(9)